[LOGO]  Mayer Hoffman McCann P.C.
        An Independent CPA Firm

        10616 Scripps Summit Court
        San Diego, California 92131
        858-795-2000 ph
        858-795-2001 fx
        www.mhm-pc.com

November 28, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:


We have read the statements of Patriot Scientific Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated November 28, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,



/s/ Mayer Hoffman McCann P.C.